Exhibit 99.1
Spyre Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update

Announced positive topline induction data for SPY001 and SPY002 from Part A of the Phase 2 SKYLINE trial (“SKYLINE”), demonstrating best-in-class efficacy potential and a safety profile consistent with in-class comparators

Announced enrollment completion for the Phase 2 SKYWAY basket trial (“SKYWAY”), with all three sub-studies over-enrolling on or ahead of schedule, which we believe reflects significant investigator enthusiasm for new treatment options in these indications

Remain on track for 6 proof-of-concept Phase 2 readouts in 2026, with the rheumatoid arthritis (“RA”) sub-study in SKYWAY and the SPY003 Part A data from SKYLINE expected in September and the psoriatic arthritis (“PsA”) and axial spondyloarthritis (“axSpA”) sub-studies of SKYWAY expected in the fourth quarter

$1.1 billion in cash, cash equivalents, and marketable securities as of June 30, 2026, with expected runway into the second half of 2029

Waltham, Mass, August 4, 2026 (GLOBE NEWSWIRE) - Spyre Therapeutics, Inc. (“Spyre” or the “Company”) (NASDAQ:SYRE), a clinical-stage biotechnology company committed to developing next-generation therapies that elevate the standard in immunology by delivering more complete disease control, greater durability, and a simpler treatment experience for patients, today announced its second quarter 2026 financial results and provided program and corporate updates.

“Following encouraging Phase 2 results from both SPY001 and SPY002, as well as competitor results validating the promise of combination therapy, the case for our approach in IBD has strengthened considerably. We believe our three investigational combinations have the potential to deliver efficacy, safety, and convenience beyond what is achievable with today’s therapies,” said Cameron Turtle, DPhil, Chief Executive Officer of Spyre. “Beyond IBD, we are approaching a pivotal milestone with placebo-controlled Phase 2 proof-of-concept data for SPY072, an anti-TL1A monotherapy, in rheumatoid arthritis expected next month, representing a key opportunity to demonstrate the broader utility of this mechanism. If successful, we look forward to initiating pivotal development of SPY072 next year, while also exploring combination approaches outside IBD.”

Development Pipeline Overview and Update

The Company is developing next-generation therapies that elevate the standard in immunology, with an initial focus in inflammatory bowel disease (“IBD”) and rheumatic diseases, including RA, PsA, and axSpA. IBD is a chronic condition characterized by inflammation within the gastrointestinal tract, including two main disorders: ulcerative colitis (“UC”) and Crohn's disease (“CD”). In the United States, it is estimated that approximately 2.4 million individuals are diagnosed with IBD. RA, PsA, and axSpA are chronic inflammatory autoimmune conditions primarily characterized by pain, stiffness, and swelling of the joints, as well as impacts on the spine and skin. Together, these rheumatic conditions affect more than three million individuals in the United States. Existing therapies for these diseases today generally offer incomplete efficacy, meaningful safety warnings, and inconvenient dosing profiles.

Each of the Company's monotherapy programs in IBD target validated mechanisms with the potential for safe and effective treatment of UC and CD with infrequent dosing as a monotherapy or in rational combinations. The Company is also studying its anti-TL1A program as a monotherapy in indications outside IBD, including RA, PsA, and axSpA.

The Company has two ongoing Phase 2 clinical trials with proof-of-concept data readouts in 2026:

SKYLINE Phase 2 Platform Trial in IBD - in May 2025, the Company initiated a Phase 2 induction and maintenance platform trial of SPY001, SPY002 and SPY003, as well as pairwise combinations thereof (six investigational agents in total), in patients with moderately to severely active UC. The trial consists of two parts:
•Part A: Open-label assessment of the safety and preliminary efficacy of a single dose level of each investigational monotherapy. Enrollment for Part A has completed, with SPY001 and SPY002 Part A topline induction data announced in Q2 2026, and topline data expected for SPY003 in September 2026.
◦Topline induction data from Part A of the SKYLINE trial in UC subjects were presented in April 2026 and June 2026 for SPY001 and SPY002, respectively. SPY001 and SPY002 were well-tolerated with a safety profile consistent with in-class comparators. SPY001 and SPY002 achieved their respective primary endpoints, demonstrating statistically significant reductions in the Robart’s Histopathology Index score of 9.2 points and 10.7 points, respectively. Rates of key secondary endpoints of clinical remission and endoscopic improvement were robust and clinically meaningful at 40% and 51%, respectively, for SPY001 and 33% and 42%, respectively, for SPY002. The change in the modified Mayo Score from baseline at Week 12 for both SPY001 and SPY002 was -3.7, reflecting consistency across secondary endpoints.
•Part B: Randomized and placebo-controlled assessment of the safety and efficacy of monotherapies and combinations, designed to provide dose-ranging data on monotherapies, proof-of-concept, and contribution of components for combinations, with induction data expected in 2027.

SKYLINE is currently enrolling participants into Part B of the trial.

SKYWAY Phase 2 Basket Trial in Rheumatic Diseases (RA, PsA, and axSpA) - in September 2025, the Company initiated a Phase 2 randomized and placebo-controlled basket trial of SPY072 in patients with moderately to severely active RA, PsA, or axSpA. The trial consists of three sub-studies, all of which have completed enrollment on or ahead of schedule:

•RA sub-study: Double-blind, placebo-controlled safety and efficacy study of two dose levels of SPY072 at Week 12 with open-label follow-up through Week 36. Topline proof-of-concept data are expected in September 2026.
•PsA sub-study: Double-blind, placebo-controlled safety and efficacy study of a single dose level of SPY072 at Week 16 with open-label follow-up through Week 40. Topline proof-of-concept data are expected in the fourth quarter of 2026.
•axSpA sub-study: Double-blind, placebo-controlled safety and efficacy study of a single dose level of SPY072 at Week 16 with open-label follow-up through Week 40. Topline proof-of-concept data are expected in the fourth quarter of 2026.

The investigational therapies being studied in the SKYLINE and SKYWAY clinical trials include:

SPY001 – a highly potent and selective investigational monoclonal antibody targeting α4β7, engineered with half-life extension technology and formulated at high concentration with the goal of maximizing efficacy and enabling infrequent, subcutaneous maintenance dosing. SPY001 is being evaluated for the treatment of IBD in the SKYLINE study.

SPY002 and SPY072 – two highly potent and selective, investigational anti-TL1A monoclonal antibodies, engineered with half-life extension technology and formulated at high concentration with the goal of maximizing efficacy and enabling infrequent, subcutaneous maintenance dosing. The Company believes TL1A has emerged as one of the most promising targets in IBD and broader immunology indications. SPY002 is being evaluated for the treatment of IBD in the SKYLINE study and SPY072 is being evaluated for the treatment of rheumatic diseases in the SKYWAY study.

SPY003 – a highly potent and selective investigational monoclonal antibody targeting the p19 subunit of IL-23, engineered with half-life extension technology and formulated at high concentration with the goal of maximizing efficacy and enabling infrequent, subcutaneous maintenance dosing. SPY003 is being evaluated for the treatment of IBD in the SKYLINE study.

Rational Combinations [SPY120, SPY130 and SPY230] – the Company is investigating combinations of our proprietary antibodies in clinical trials in order to evaluate whether combinations can potentially lead to best-in-class efficacy in IBD, with less frequent dosing.

•Preclinical data for SPY120 were presented at medical meetings, demonstrating that the combined inhibition of TL1A and α4β7 is superior to either monotherapy in mouse models of colitis and that the pharmacokinetic profiles of SPY001 and SPY002 were similar in non-human primates whether dosed as monotherapies or in combination.
•Preclinical data for SPY130 and SPY230 have also demonstrated enhanced efficacy and pharmacodynamics with SPY003 in combination with SPY001 and SPY002.
•The Company is enrolling each of its combinations in Part B of the SKYLINE trial.
Second Quarter 2026 Financial Results
Cash Position: As of June 30, 2026, Spyre had cash, cash equivalents, and marketable securities of $1,145.3 million. In April 2026, the Company raised $435.2 million in net proceeds from a public offering of common stock. Net cash used in operating activities was $69.9 million for the second quarter of 2026.
Research and Development (R&D) expenses: R&D expenses totaled $65.5 million for the second quarter of 2026 and $40.1 million for the second quarter of 2025. The increase was primarily driven by higher manufacturing and clinical trial expenses, as well as higher headcount costs.
General and Administrative (G&A) expenses: G&A expenses totaled $16.1 million for the second quarter of 2026 and $11.8 million for the second quarter of 2025. The increase was primarily driven by higher headcount costs.
Gain on Sale of In-Process Research and Development Asset: During the second quarter of 2026, the Company recognized a gain of $40.0 million for an achieved milestone related to the 2023 sale of the global rights of the legacy asset pegzilarginase to Immedica Pharma AB, specifically Immedica’s sale of a priority review voucher.
Total Other Income: Other income totaled $5.4 million for the second quarter of 2026 compared to $5.2 million of other income in the second quarter of 2025.
Net Loss: Net loss totaled $36.2 million and $36.7 million for the second quarters of 2026 and 2025, respectively.
About Spyre Therapeutics
Spyre Therapeutics is a clinical-stage biotechnology company committed to developing next-generation therapies that elevate the standard in immunology by delivering more complete disease control, greater durability, and a simpler treatment experience for patients. Spyre's pipeline includes investigational extended half-life antibodies targeting α4β7, TL1A, and IL-23.

For more information, please visit http://spyre.com.
Safe Harbor / Forward Looking Statements
Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding: the Company's future results of operations and financial position; its ability to achieve the expected benefits or opportunities with respect to its product candidates, including its ability to develop next-generation therapies that elevate the standard in immunology by delivering more complete disease control, greater durability, and a simpler treatment experience for patients; its business strategy, including its ability to successfully develop best-in-class therapeutics for IBD; the potential consistency of the SPY001, SPY002, SPY072 and SPY003 Phase 1 trial and Phase 2 trial final data readouts with previously disclosed data for the Company's programs; expectations regarding the drug delivery of the Company's product candidates, including in the form of a subcutaneous injection; the length of time that the Company believes its existing cash resources will fund its operations, including the expectation of cash runway extending into the second half of 2029; estimated market sizes and potential growth opportunities; its future clinical development activities, including the Company's plans for and timing of cohort initiation and data readouts for the ongoing SKYWAY Phase 2 basket trial and SKYLINE Phase 2 platform trial, the inclusion of each rational combination in Part B of the SKYLINE Phase 2 platform trial, the number of data readouts expected to be delivered in 2026 and 2027, the potential initiation of pivotal development of anti-TL1A monotherapy, including timing thereof, and exploration of combination approaches outside of IBD; the potential efficacy, tolerability, convenience, dosing profile, commercial viability and safety profile of its product candidates, including in combinations; the potential therapeutic benefits and economic value of its product candidates as monotherapies or in combinations; and Spyre’s business plans, milestones, and goals. The words "opportunity," "potential," “milestones,” “pipeline,” “strategy,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “might,” “plan,” “possible,” “predict,” “should,” “will,” “would,” and similar expressions (including the negatives of these terms) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs and involve a number of risks and uncertainties, many of which are beyond Spyre’s control, and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited, uncertainties and risks arising from regulatory feedback, including potential disagreement by regulatory authorities with the Company’s interpretation of data and the Company’s clinical trials for its product candidates; the potential for interim data not being delivered within expected time frames or final data not being consistent with or different than the interim data reported for the Company’s programs; the potential impact of Trump Administration policies and changes in law on the Company’s business; and those uncertainties and factors described in Spyre's most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and any other filings that Spyre has made or may make with the SEC from time to time. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.
Contact Information:
Media Contact
Josie Butler, 1AB
josie@1abmedia.com

Investor Contact
Eric McIntyre
eric.mcintyre@spyre.com

Spyre Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$162,007	$85,721
Marketable securities	983,339	670,812
Prepaid expenses and other current assets	27,657	21,248
Total current assets	1,173,003	777,781
TOTAL ASSETS	$1,173,003	$777,781

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,722	$8,904
CVR liability	31,350	22,820
Accrued and other current liabilities	26,184	26,947
Related party accounts payable	46	14
Total current liabilities	63,302	58,685
Non-current CVR liability	7,270	3,860
Other non-current liabilities	1,290	—
TOTAL LIABILITIES	71,862	62,545
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Series A non-voting convertible preferred stock, $0.0001 par value; 1,086,341 shares authorized as of June 30, 2026 and December 31, 2025; 346,045 shares issued and outstanding as of June 30, 2026 and December 31, 2025.	146,425	146,425
Series B non-voting convertible preferred stock, $0.0001 par value; 271,625 shares authorized as of June 30, 2026 and December 31, 2025; nil and 16,667 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	—	9,395
Preferred stock, $0.0001 par value; 8,642,034 shares authorized as of June 30, 2026 and December 31, 2025; no shares issued and outstanding as of June 30, 2026 and December 31, 2025.	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 88,064,133 shares and 78,189,811 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	16	15
Additional paid-in capital	2,189,936	1,686,167
Accumulated other comprehensive (loss) income	(2,396)	869
Accumulated deficit	(1,232,840)	(1,127,635)
TOTAL STOCKHOLDERS’ EQUITY	1,101,141	715,236
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$1,173,003	$777,781

Spyre Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development (1)	$65,503	$40,145	125,914	81,768
General and administrative (2)	16,136	11,790	31,366	23,734
Gain on sale of in-process research and development asset	(40,000)	(10,000)	(70,000)	(10,000)
Total operating expenses	41,639	41,935	87,280	95,502
Loss from operations	(41,639)	(41,935)	(87,280)	(95,502)

Other income (expense):
Interest income	10,053	5,874	17,048	12,367
Other (expense) income, net	(4,614)	(656)	(34,973)	1,630
Total other income (expense)	5,439	5,218	(17,925)	13,997
Loss before income tax expense	(36,200)	(36,717)	(105,205)	(81,505)
Income tax benefit	—	—	—	15
Net loss	$(36,200)	$(36,717)	$(105,205)	$(81,490)

Net loss per share, basic and diluted, Series A Preferred Stock	$(14.60)	$(19.62)	$(43.77)	$(43.57)
Weighted-average Series A non-voting convertible preferred stock outstanding, basic and diluted	346,045	346,045	346,045	346,045

Net loss per share, basic and diluted, Series B Preferred Stock	$(14.60)	$(19.62)	$(43.77)	$(43.57)
Weighted-average Series B non-voting convertible preferred stock outstanding, basic and diluted	15,385	16,667	16,022	16,667

Net loss per share, basic and diluted, common	$(0.36)	$(0.49)	$(1.09)	$(1.09)
Weighted-average common stock outstanding, basic and diluted	84,729,435	60,333,838	81,656,119	60,300,073
(1)Includes de minimis related party expenses for the three months ended June 30, 2026 and 2025. Includes related party expenses of $3.1 million and $2.6 million for the six months ended June 30, 2026 and 2025, respectively.
(2)Includes related party expenses of $0.2 million for the three months ended June 30, 2026 and 2025, and $0.5 million for the six months ended June 30, 2026 and 2025.